SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported March 23, 2001

CIGNA Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-8323	06-1059331
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Liberty Place, 1650 Market Street
Philadelphia, Pennsylvania 19192
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:

(215) 761-1000

          Not Applicable
(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure.

        Officials of the Company expect to attend securities analysts conferences on March 23 and March 28, 2001, at which they will make presentations and meet with securities analysts. During those conferences, the officials expect to confirm the earnings expectations given in a conference call on February 9, 2001. A transcript of the February 9th call is available at http://www.cigna.com/general/investor/transcript.html.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIGNA CORPORATION

Date: March 23, 2001	By:	/s/ James A. Sears
James A. Sears Vice President and Chief Accounting Officer